EXHIBIT 99.1

FOR IMMEDIATE RELEASE	Media Contacts:	Tad Hutcheson
January 24, 2006		tad.hutcheson@airtran.com
678.254.7442

Arne Haak (Financial)		Judy Graham-Weaver
407.318.5187		judy.graham-weaver@airtran.com
678.254.7448

AirTran Holdings Reports Full Year 2005 Profit

- Fourth Quarter Unit Revenue Increases 15.7 Percent -

- Annual Operating Revenues Top $1.4 Billion -

ORLANDO, Fla. (January 24, 2006) — AirTran Holdings, Inc., (NYSE: AAI), the parent company of AirTran Airways, Inc., today reported net income of $2.7 million for the full year 2005 or $0.03 per diluted share. For the fourth quarter, AirTran reported a net loss of $0.4 million or essentially break-even performance on an earnings per share basis.

For the full year and fourth quarter of 2004, AirTran reported net income of $12.3 million or $0.14 per diluted share and $1.1 million or $0.01 per diluted share, respectively.

AirTran’s chairman and chief executive officer, Joe Leonard, said, “The year 2005 was extremely challenging on many fronts. Yet, AirTran was profitable for the seventh consecutive year while the industry is losing billions of dollars annually.” Leonard went on to say, “I am very proud of the concerted effort of our people to help AirTran end the year with a profit.”

During the fourth quarter, AirTran’s unit revenue increased 15.7 percent year over year resulting in a 44.8 percent increase in passenger revenue and $408 million in total revenue. Capacity grew 25 percent and traffic increased 28.9 percent, resulting in a record fourth quarter load factor of 71.5 percent. AirTran also set a new record annual load factor of 73.5 percent on 28.3 percent capacity growth.

Commenting on the fourth quarter, AirTran’s president and chief operating officer, Robert L. Fornaro, said, “We are pleased with the continued strong unit revenue performance in the fourth quarter. The record load factor and yield underscore the increasing demand for our product.” Fornaro went on to say, “I would like to thank all of our Crew Members for their tireless effort in serving a record number of customers this year.”

AirTran’s unit operating costs increased 17.3 percent in the fourth quarter, primarily as a result of a 96.5 percent increase in fuel costs year over year. Non-fuel unit costs increased 1.8 percent to 6.11 cents. Included in the fourth quarter results is a charge of approximately $2.6 million related to the Wendy’s and Coca-Cola promotion representing the estimated fair value of the flights to be awarded under the program.

Stan Gadek, AirTran’s chief financial officer, said, “During the fourth quarter, we were challenged by high fuel prices and the aftermath of hurricanes. While break-even performance is never satisfactory, we managed to contain our non-fuel costs while experiencing capacity growth of 25 percent.”

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AirTran Holdings Reports Record Fourth Quarter Profit

Highlights of AirTran Airways’ accomplishments during the fourth quarter and to date include:

•	Closed on new financing for aircraft pre-delivery deposits for 2007 aircraft deliveries.

•	Signed multi-year deals with global distribution systems, including Sabre, Worldspan and Galileo.

•	Announced the airline will begin service to Seattle and White Plains, N.Y., in the spring.

•	Announced new service to Minneapolis-St Paul, Boston, New York/Newark, and Dallas/Ft. Worth from Chicago Midway.

•	Added five Boeing 737 aircraft and two Boeing 717 aircraft, increasing our fleet to 106 aircraft.

•	Initiated new service in Detroit.

•	Launched joint marketing promotion, “Round Trip Refreshment Promotion”, with Wendy’s and Coca-Cola.

AirTran Holdings, Inc., will conduct a conference call to discuss quarterly results today at 10:00 a.m. Eastern Standard Time. A live broadcast of the conference call will be available via the internet at airtran.com.

AirTran Airways, one of America’s largest low-fare airlines with 7,000 friendly, professional Crew Members, operates over 600 daily flights to 49 destinations. The airline’s hub is at Hartsfield-Jackson Atlanta International Airport, where it is the second largest carrier. AirTran Airways recently added the fuel-efficient Boeing 737-700 aircraft to create America’s youngest all-Boeing fleet. The airline is also the first carrier to install XM Satellite Radio on a commercial aircraft. For reservations or more information, visit airtran.com (America Online Keyword: AirTran).

Editor’s note: Statements regarding the Company’s operational and financial success, business model, expectation about future success, improved operational performance and our ability to maintain or improve our low costs are forward-looking statements and are not historical facts. Instead, they are estimates or projections involving numerous risks or uncertainties, including but not limited to, consumer demand and acceptance of services offered by the Company, the Company’s ability to maintain current cost levels, fare levels and actions by competitors, regulatory matters and general economic conditions. Additional information concerning factors that could cause actual results to differ materially from those in the forward-looking statements is contained from time to time in the Company’s SEC filings, including but not limited to the Company’s annual report on Form 10-K for the year ended December 31, 2004. The Company disclaims any obligation or duty to update or correct any of its forward-looking statements.

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* Attached: Consolidated Statements of Operations *

AirTran Holdings, Inc.

Consolidated Statements of Operations

(In thousands, except per share data and statistical summary)

(Unaudited)

	Three Months Ended December 31,				Percent Change
	2005		2004
Operating Revenues:
Passenger	$390,566		$269,708		44.8
Cargo	1,817		73		—
Other	15,730		9,591		64.0

Total operating revenues	408,113		279,372		46.1

Operating Expenses:
Salaries, wages and benefits	87,831		74,323		18.2
Aircraft fuel	151,262		76,964		96.5
Aircraft rent	51,136		40,364		26.7
Distribution	16,770		13,619		23.1
Maintenance, materials and repairs	27,348		15,240		79.4
Landing fees and other rents	19,287		16,065		20.1
Aircraft insurance and security services	6,231		6,241		(0.2)
Marketing and advertising	8,139		6,148		32.4
Depreciation	5,422		4,779		13.5
Other operating	31,109		22,087		40.8

Total operating expenses	404,535		275,830		46.7

Operating Income	3,578		3,542		1.0

Other (Income) Expense:
Interest income	(3,818)		(1,961)		94.7
Interest expense	6,539		5,058		29.3
Other	—		(1,332)		—

Other (income) expense, net	2,721		1,765		54.2

Income Before Income Taxes	857		1,777		(51.8)

Income Tax Expense	1,221		652		87.3

Net Income (Loss)	$(364)		$1,125		—

Earnings (Loss) per Common Share
Basic	$—		$0.01		—
Diluted	$—		$0.01		—

Weighted-average Shares Outstanding
Basic	87,850		86,218		1.9
Diluted	87,850		89,943		(2.3)

EBITDA	$9,000		$8,321		8.2
Operating margin	0.9	percent	1.3	percent	(0.4	) pts.
Net margin	(0.1	) percent	0.4	percent	(0.5	) pts.
Net margin-adjusted*	(0.1	) percent	0.1	percent	(0.2	) pts.

Fourth Quarter Statistical Summary:
Revenue passengers	4,388,198		3,452,534		27.1
Revenue passenger miles (000s)	2,961,689		2,298,324		28.9
Available seat miles (000s)	4,144,820		3,314,547		25.0
Block hours	103,423		83,586		23.7
Passenger load factor	71.5	percent	69.3	percent	2.2	pts.
Break-even load factor	71.3	percent	68.9	percent	2.4	pts.
Break-even load factor-adjusted*	71.3	percent	69.3	percent	2.0	pts.
Average fare	$89.00		$78.12		13.9
Average yield per RPM	13.19	cents	11.73	cents	12.4
Passenger revenue per ASM	9.42	cents	8.14	cents	15.7
Operating cost per ASM	9.76	cents	8.32	cents	17.3
Fuel price neutral cost per ASM	8.38	cents	8.32	cents	0.7
Non-fuel operating cost per ASM	6.11	cents	6.00	cents	1.8
Average cost of aircraft fuel per gallon	222.82	cents	138.27	cents	61.1
Gallons of fuel burned	67,886,250		55,662,272		22.0
Weighted-average number of aircraft	102		84		21.4

*	Statistical calculations for 2004 exclude miscellaneous fees of $0.8 million net of tax, included in other.

	Twelve Months Ended December 31,				Percent Change
	2005		2004
Operating Revenues:
Passenger	$1,393,758		$1,005,263		38.6
Cargo	4,363		73		—
Other	50,666		36,086		40.4

Total operating revenues	1,448,787		1,041,422		39.1

Operating Expenses:
Salaries, wages and benefits	328,837		273,514		20.2
Aircraft fuel	472,774		247,980		90.7
Aircraft rent	192,394		150,959		27.4
Distribution	67,395		50,890		32.4
Maintenance, materials and repairs	101,964		69,514		46.7
Landing fees and other rents	80,774		62,322		29.6
Aircraft insurance and security services	23,100		22,888		0.9
Marketing and advertising	34,373		27,569		24.7
Depreciation	19,432		14,628		32.8
Other operating	112,832		88,314		27.8

Total operating expenses	1,433,875		1,008,578		42.2

Operating Income	14,912		32,844		(54.6)

Other (Income) Expense:
Interest income	(11,771)		(5,275)		—
Interest expense	22,237		19,428		14.5
Other	—		(1,332)		—

Other (income) expense, net	10,466		12,821		(18.4)

Income Before Income Taxes	4,446		20,023		(77.8)

Income Tax Expense	1,708		7,768		(78.0)

Net Income	$2,738		$12,255		(77.7)

Earnings per Common Share
Basic	$0.03		$0.14		(78.6)
Diluted	$0.03		$0.14		(78.6)

Weighted-average Shares Outstanding
Basic	87,337		85,261		2.4
Diluted	90,185		89,523		0.7

EBITDA	$34,344		$47,472		(27.7)
Operating margin	1.0	percent	3.2	percent	(2.2	) pts.
Net margin	0.2	percent	1.2	percent	(1.0	) pts.
Net margin-adjusted*	0.2	percent	1.1	percent	(0.9	) pts.

Twelve Month Statistical Summary:
Revenue passengers	16,638,214		13,170,230		26.3
Revenue passenger miles (000s)	11,301,534		8,479,262		33.3
Available seat miles (000s)	15,369,505		11,977,443		28.3
Block hours	383,193		310,697		23.3
Passenger load factor	73.5	percent	70.8	percent	2.7	pts.
Break-even load factor	73.3	percent	69.4	percent	3.9	pts.
Break-even load factor-adjusted*	73.3	percent	69.5	percent	3.8	pts.
Average fare	$83.77		$76.33		9.7
Average yield per RPM	12.33	cents	11.86	cents	4.0
Passenger revenue per ASM	9.07	cents	8.39	cents	8.1
Operating cost per ASM	9.33	cents	8.42	cents	10.8
Fuel price neutral cost per ASM	8.26	cents	8.42	cents	(1.9)
Non-fuel operating cost per ASM	6.25	cents	6.35	cents	(1.6)
Average cost of aircraft fuel per gallon	184.94	cents	120.42	cents	53.6
Gallons of fuel burned	255,642,845		205,927,000		24.1
Weighted-average number of aircraft	96		78		23.1

*	Statistical calculations for 2004 exclude miscellaneous fees of $0.8 million net of tax, included in other.

Pursuant to Regulation G of the Securities and Exchange Commission, we are providing further disclosure of the reconciliation of reported non-GAAP financial measures to their comparable financial measures reported on a basis consistent with U.S. Generally Accepted Accounting Principles (GAAP). We believe that disclosing net margin, break-even load factor, and net income (loss) excluding special items is helpful to our investors in evaluating our operational performance because we believe that the excluded special items are events that do not occur on a regular quarterly basis. Additionally our disclosure of earnings before interest, taxes, depreciation and amortization (EBITDA) and operating costs (CASM), non-fuel operating cost (Non-fuel CASM) and fuel price neutral cost per available seat mile (Fuel price neutral CASM) are consistent with financial measures reported by other airlines and are comparable to financial measures required in our submissions to the United States Department of Transportation.

AirTran Holdings, Inc.

Reconciliation of GAAP Financial Information to

Non-GAAP Financial Information

(In thousands)

(Unaudited)

	Three months ended December 31,		Twelve months ended December 31,
	2005	2004	2005	2004
Net Margin-Adjusted
Reported net income	$(364)	$1,125	$2,738	$12,255
Miscellaneous credits, net of tax	—	(843)	—	(815)

Net income excluding special items	$(364)	$282	$2,738	$11,440

Reported operating revenues	$408,113	$279,372	$1,448,787	$1,041,422

Net margin excluding special items	(0.1)%	0.1%	0.2%	1.1%

Break-even Load Factor-Adjusted
Reported total operating expenses	$404,535	$275,830	$1,433,875	$1,008,578
Reported other (income) expense, net	2,721	1,765	10,466	12,821
Reported cargo revenue	(1,817)	(73)	(4,363)	(73)
Reported other revenue	(15,730)	(9,591)	(50,666)	(36,086)

Reported GAAP net expenses	389,709	267,931	1,389,312	985,240

Miscellaneous credits	—	1,332	—	1,332

Net expenses excluding special items	$389,709	$269,263	$1,389,312	$986,572

Reported average yield per RPM (cents)	13.19	11.73	12.33	11.86
ASMs (000s)	4,144,820	3,314,547	15,369,505	11,977,443
Break-even load factor excluding special items	71.3%	69.3%	73.3%	69.5%

(continued on next page)

AirTran Holdings, Inc.

Reconciliation of GAAP Financial Information to

Non-GAAP Financial Information (Continued)

(In thousands)

(Unaudited)

	Three months ended December 31,		Twelve months ended December 31,
	2005	2004	2005	2004
The following table reconciles operating income to EBITDA:
Reported net income	$(364)	$1,125	$2,738	$12,255
Exclude income tax expense	1,221	652	1,708	7,768
Exclude other (income) expense, net	2,721	1,765	10,466	12,821
Exclude depreciation	5,422	4,779	19,432	14,628

EBITDA	$9,000	$8,321	$34,344	$47,472

The following table shows the calculation of operating cost per ASM and non-fuel operating cost per ASM:
Reported total operating expenses	$404,535	$275,830	$1,433,875	$1,008,578
ASMs (000s)	4,144,820	3,314,547	15,369,505	11,977,443
Operating cost per ASM (cents)	9.76	8.32	9.33	8.42

Reported total operating expenses	$404,535	$275,830	$1,433,875	$1,008,578
Less: aircraft fuel	(151,262)	(76,964)	(472,774)	(247,980)

Non-fuel operating cost	$253,273	$198,866	$961,101	$760,598

ASMs (000s)	4,144,820	3,314,547	15,369,505	11,977,443
Non-fuel operating cost per ASM (cents)	6.11	6.00	6.25	6.35

The following table shows the calculation of fuel price neutral cost per ASM:
Reported total operating expenses	$404,535	$275,830	$1,433,875	$1,008,578
Gallons of fuel burned	67,886,250		255,642,845
Prior year average cost of fuel (cents)	138.27		120.42
Aircraft fuel based on prior year price	93,866		307,845
Aircraft fuel for current period	151,262		472,774

Adjusted operating cost	$347,139		$1,268,946

ASMs (000s)	4,144,820	3,314,547	15,369,505	11,977,443
Fuel-neutral cost per ASM (cents)	8.38	8.32	8.26	8.42

(continued on next page)

AirTran Holdings, Inc.

Reconciliation of GAAP Financial Information to

Non-GAAP Financial Information (Continued)

(In thousands)

(Unaudited)

	Twelve months ended December 31,
	2005	2004	2003	2002	2001	2000	1999
Net Income (Loss)-Adjusted
Reported net income (loss)	$2,738	$12,255	$100,517	$10,745	$(2,757)	$47,436	$(99,394)

Miscellaneous credits, net of tax	—	(815)	—	—	—	—	—
Payment under the Emergency Wartime Supplemental Appropriations Act, 2003, net of tax	—	—	(36,965)	—	—	—	—
Deferred debt discount/issuance cost amortization	—	—	11,904	—	—	—	—
Reversal of tax valuation allowance	—	—	(15,860)	—	—	—	—
Payment under the Stabilization Act, 2002, net of tax	—	—	—	(640)	—	—	—
Impairment loss DC-9 fleet, 2001	—	—	—	—	10,783	—	—
Impairment loss and lease termination B737 fleet, 2001	—	—	—	—	35,287	—	—
Special charges due to federal ground stop order, net of tax	—	—	—	—	2,444	—	—
Payment under the Stabilization Act, 2001, net of tax	—	—	—	—	(28,372)	—	—
Debt discount on convertible debt	—	—	—	—	4,291	—	—
Impairment loss DC-9 fleet, 1999, net of tax	—	—	—	—	—	—	139,816
Litigation settlement gain, net of tax	—	—	—	—	—	—	(18,549)

Net income excluding special items	$2,738	$11,440	$59,596	$10,105	$21,676	$47,436	$21,873